                  CERTIFICATE OF INCORPORATION WITH RESPECT TO
            Compania Productora de Energia para Consumo Interno, S.L.

The underdesigned, Cesar Rodriguez,  attorney-at-law,  officiating under Spanish
Bar Association, declares that:

     1.- Compania Productora de Energia para Consumo Interno,  S.L., hereinafter referred to as: "the Company"- is a closed company with limited  liability, organised  under  the  laws of  Spain,  having  its  registered  office  at
     C/Bonsoms 15-17, Barcelona, Spain and having its offices at the same place, and being registered in the Mercantile Register of Zaragoza in Volume 2553,
     Book 0, Folio 117, Section 8a, Page Z-27124, Inscription 3a.

     2.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register,  the Articles of  Association  of the Company have most  recently been amended by deed executed before Fernando Uson Valero, civil law notary officiating  in Zaragoza and  inscribed on the Register on 9 May 2001.  The
     Articles have not been amended since.

     3.- According to those Articles of Association of the Company,  the purpose of the Company is to carry out all and any commercial  activities  relating
     to  the  livestock   industry  including  entering  into  construction  and
     transportation  enterprises  relating thereto. The listed activities can be
     developed   directly  or   indirectly,   totally  or   partially,   through
     participation in other companies with analogous or identical object.

     4.- The company can participate in, manage and finance these enterprises.

     5.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register, the directors of the Company are:

          1.   VALLE DEL EBRO INGENIERIA Y CONSULTORIA, S.L.,(VEINCO), a Spanish
               company  inscribed  in the  Mercantile  Register  of  Zaragoza in
               Volume 2036,  Folio 202,  Page  Z-20001 and provided  with Fiscal
               Identity  number  B-50711233,  represented  by  D.  Manuel  Vidal
               Lizano, of legal age, married, of Spanish  Nationality,  residing in  Calle  Camino  de las  Torres,  Zaragoza  provided  with  the national identity number 17.309.426-V.

          2.   FINANCIERA AGROGANADERA, S.L., a Spanish company inscribed in the
               Mercantile  Register of Zaragoza in Volume 2078,  Folio 140, Page
               Z-20264 and  provided  with Fiscal  Identity  number  B-50720283, which company is represented by D. Sergio Samper Rivas.

          3.   D. Sergio Samper Rivas, of legal age, Spanish, domiciled at Paseo de las Damas 9, Zaragoza and provided with the National  Identity number 17.210271-S.

          4.   CINERGY GLOBAL POWER IBERIA, S.A., a Spanish company inscribed in the Mercantile Register of Madrid in Volume 13.634, Book 0, Folio
               70,  Section 8, Page  M-221995,  Inscription  1 and provided with
               Fiscal Identity number A-8204477, which company is represented by
               D.  Francisco   Rausell  Solari,   of  legal  age,  Spanish  with
               professional  domicile in Paseo de la  Castellana  23, 2nd Floor,
               Madrid and provided with National Identity number 27.289.321-M.

          5.   CINERGY RENOVABLES IBERICAS, S.A., a Spanish company inscribed in the  Mercantile  Register of Madrid in Volume 412 general,  46 of
               Section 3a,  Folio 95 Page  M-116.007  and  provided  with Fiscal
               Identity  number  A-28045367,  which company is represented by Da
               Maria del Carmen Garcia Arguelles,  of legal age,  Spanish,  with professional  domicile in Paseo de la  Castellana  23, 2nd Floor,
               Madrid and provided with National Identity number 10.874.842-M.

          6.   EOLOCRISA,  S.L., a Spanish  company  inscribed in the Mercantile
               Register of Madrid in Volume  15.925,  Book 0, Folio 73,  Section
               8a,  Page  M-269220  and  provided  with Fiscal  Identity  number
               B-82825258,  which  company  is  represented  by  D.  Derek  John
               Spencer,  of legal age,  British,  passport number  003980793 and
               Spanish ID number  X-2159330-K,  with  professional  domicile  in
               Paseo de la Castellana 23, 2nd Floor, Madrid, Spain.

Signed in Madrid on 9 January 2002

Fdo. Cesar Rodriguez Gonzalez
Oviedo Bar Association (Spain), N(0)3.133